As filed with the Securities and Exchange Commission on August 24, 2006
                                                     Registration No. 333-133270


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (Amendment No. 1)

                              BARTER AMERICAS, INC.
                 (Name of small business issuer in its charter)


        Nevada                          7380                     20-4057300
---------------------------   ----------------------------  --------------------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
 incorporation or              Classification Code Number)   Identification No.)
 organization)

113 S. E. 22nd Street, Suite 3, Bentonville Arkansas 72712 (479)927-1800
--------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


113 S. E. 22nd Street, Suite 3, Bentonville Arkansas 72712    (479)927-1800
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


Karlton Management, Inc., 2550 East Desert Inn Road, Las Vegas, Nevada 89121
-----------------------------------------------------------------------------
(702) 696-0678
--------------
           (Name, address, and telephone number of agent for service)


                                 With Copies to:

                                  T. Alan Owen
                                 Attorney at Law
                             1112 East Copeland Road
                                    Suite 420
                             Arlington, Texas 76011


Approximate date of proposed sale to the public: As soon as is practicable after this Registration Statement becomes effective.



If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]


If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]




                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------

Title of Each Class of     Amount           Proposed Maximum      Proposed Maximum       Amount  of
Securities To Be           To Be            Offering Price        Aggregate              Registration
Registered                 Registered (1)   Per Share (1)         Offering Price (1)     Fee (1)
------------------------------------------------------------------------------------------------------

Common Stock,
$0.001 par value            $750,000        $1.00                 $750,000               $225.00



     (1) The 750,000 shares of common stock being registered will be sold to investors at a price of $1.00 per share, making the maximum registration fee the sum of $225.00 ($750,000 x 0.0003 = $225.00).



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8 (a), may determine.

                              BARTER AMERICAS, INC.
                     Sale of 750,000 shares of common stock

         This prospectus relates to the registration and sale of 750,000 shares of the registrant's common stock. Shares offered by the registrant may be sold by one or more of the following methods:

         1.  Ordinary   brokerage   transactions  in  which  a  broker  solicits
purchases; and

         2. Face to face transactions between the registrant and purchasers without a broker.

         A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above.

         The registrant and any broker that sells the stock registered hereunder is required to deliver a current prospectus to the purchaser/investor upon the purchase of such stock by the investor. In addition, for the purposes of the Securities Act of 1933, sellers may be deemed underwriters. Therefore, the registrant may be subject to statutory liabilities if the registration statement, which includes this prospectus, is defective by virtue of containing a material misstatement of fact or by failing to disclose a material fact.


         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THE REGISTRANT'S STOCK ONLY AFTER CAREFULLY CONSIDERING THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE REGISTRANT AND ITS COMMON STOCK. THE REGISTRANT URGES ANY PROSPECTIVE INVESTOR TO READ THE RISK FACTORS SECTION OF THIS PROSPECTUS, WHICH BEGINS ON PAGE 3, ALONG WITH THE REST OF THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION.


         Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.



         The date of this prospectus is March 30, 2006.

         TABLE OF CONTENTS


                                                                            Page
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Summary Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Determination of Offering Price  . . . . . . . . . . . . . . . . . . . . . .  16
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Plan of Distribution and Selling . . . . . . . . . . . . . . . . . . . . . .  18
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Management       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Description of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . .  22
Shares Eligible for Future Sale. . . . . . . . . . . . . . . . . . . . . . .  23
Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . . .  23
Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities. . . . . . . . . . . . . . . . . . . . . . .  23
Organization Within Last Five Years. . . . . . . . . . . . . . . . . . . . .  24
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Management's Discussion and Analysis of Financial Condition
   and Results of Operations . . . . . . . . . . . . . . . . . . . . . . . .  28
Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Market for Common Equity and Related Stockholder Matters . . . . . . . . . .  30
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Changes in and Disagreement With Accountants on Accounting
   and Financial Disclosure. . . . . . . . . . . . . . . . . . . . . . . . .  32
Legal Maters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

Barter Americas, Inc.

         Barter Americas, Inc. ("the Company") is a business designed to own and operate a chain of retail, corporate, and online trade exchanges that will provide business owners a fully integrated system with which to trade their goods and services with other businesses and asset holders in their community and abroad. Barter Americas, Inc. plans to facilitate the bartering or the exchange of good and services of equivalent value without monetary payments between members through retail, corporate and international barter.

         Barter Americas, Inc. was incorporated as a Nevada corporation on December 22, 2005. Its principal executive office is located at 113 SE 22ND
Street, Suite 3, Bentonville,  Arkansas 72712, and its telephone number is (479)
845-0440.  All  references to we, our, or us, and sometimes its, refer to Barter
Americas, Inc., a Nevada corporation.


The Offering


Common Stock to be Sold:                    750,000 shares

Shares of Common Stock
Outstanding at Start of Offering:           1,000,000 shares

Risk Factors:                               The Shares  offered  hereby  should be  considered a  speculative investment,  involving a high degree of risk,  including the loss of the entire investment. See "RISK FACTORS."

Proceeds:
                                            As proceeds are received by the Company,  such  proceeds  will be immediately available for use by the Company,  without impound or escrow,  to be utilized  for such  expenses,  including,  but not limited to the following: franchise sales and marketing; salaries and general  administrative costs;  marketing,  advertising,  and publicity  costs;  acquisition  of inventory and general  working capital;  commissions and fees; and legal,  printing,  marketing, and other offering expenses.



                                     Page 5


Lack of Market for the
Company's Securities:                       There is  currently  no market for the  Company's  common  stock;
                                            there is no assurance  that any market will develop;  if a market develops for the Company's securities, it will likely be limited, sporadic, and highly volatile.


Determination of Offering Price:            The offering price and terms for the common stock offered in this prospectus  were  arbitrarily  fixed by the Company's  management based upon the Company's presently  contemplated financial needs.
                                            No investment  banker or other appraiser was consulted  regarding such price and terms.  The  offering  price  bears no  particular relationship to the Company's existing or pro forma assets,  book value,  or net worth or its possible future  earnings.  After the
                                            Company's common stock offered in this prospectus is purchased by investors, the public trading price of the shares of common stock will be determined by market makers independent of the Company.



                             SUMMARY FINANCIAL DATA

         The summary financial information presented below is derived from the audited financial statements for the period from December 22, 2005, (inception) through December 31, 2005.



STATEMENT OF                   Period from December 22, 2005 (inception) through
OPERATION DATA:                December 31, 2005


         Revenues                                         --
         Operating Expenses                             10.00
         Net Loss                                      (10.00)


BALANCE SHEET DATA:

         Cash and cash equivalents                   50,010.00
         Total assets                                50,010.00
         Working capital                             50,010.00
         Note payable short-term debt                0
         Additional paid in capital                  50,010.00
         Accumulated Deficit                         (10.00)
         Total Stockholders' Equity (deficit)        50,000.00





                                  RISK FACTORS


         AN INVESTMENT IN THE SHARES OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK, SHOULD BE REGARDED AS SPECULATIVE, AND SHOULD ONLY BE MADE BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, IN

ADDITION TO THE OTHER INFORMATION CONCERNING THE COMPANY AND ITS BUSINESS CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING THE SHARES OFFERED HEREBY.

         WHEN USED IN THIS PROSPECTUS, THE WORDS "FORECASTS," "ESTIMATES," "PROJECTIONS," AND OTHER SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY STATEMENTS CONTAINING UNCERTAINTIES WHICH NECESSARILY ARE RISKS THAT ARE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED.



Business Risks

         We are a development size business, with no operations, established customers, or market recognition.

         Barter Americas, Inc. has a Limited History of Operations and has not yet Reached Operating Costs.

         The Company was formed in December, 2005 with a start up date of January 14, 2006, and to date has one office. Although the Company has raised start-up capital, revenues have not yet reached operating costs. The Company will continue to incur losses until the franchise sales, company trading volumes, and membership sales grow to meet and then surpass expenses. Additionally, there is no assurance that revenues generated will ever meet the expenses of the Company.

         The Company is in the process of franchise registration and plans on operating and marketing a franchise system but there is no assurance of Franchise Business Success.


         While the Company will engage qualified franchise consultants and has additional marketing plans underway, there is no assurance that the Company will be successful and able to sell enough franchises to meet the operating and marketing expenses. The Company is not presently operating a franchise system and does not presently have any franchisees.

         The market for the Company's services, particularly over the Internet, is in the preliminary stage of development.




         Demand and market acceptance for recently introduced services and products are subject to a high level of uncertainty. This uncertainty is compounded by the risk that consumers will not adopt online commerce and that an appropriate infrastructure necessary to support increased commerce on the Internet will fail to develop to a sufficient extent and within an adequate time frame to permit the Company to succeed.



         The Company's business is speculative and dependent upon acceptance of the Company's products and services by the business community and the general public.


         There is no assurance as to whether the Company will be successful and generate a profit from its operations. There is no assurance that the Company will earn revenues sufficient to maintain its operations or that investors will not lose their entire investment.



         While there are no clear threats that would cause one to conclude today that the barter industry will not continue to thrive, there can be no assurance that the retail barter industry will grow.

         If the growth of the barter industry were to decline, the Company would expect to face heightened competition with weakened profitability, and a reduced share of the barter market, which would materially adversely affect the Company's future business prospects.

         The performance of the Company's web site is dependent upon the Internet and third-parties for access to client products and services.



         If the Internet were to become regularly unavailable for many hours at a time, or its ability to handle traffic loads deteriorate enough to cause frequent unavailability or very slow response times, there would be less traffic to the Company's web site and the public's perception of the quality of the Company's services could suffer. To date, the Internet has proven highly resilient and responsive to rapid growth in its use, and many of the world's telecommunications, software, and hardware companies are continually investing in additional capacity and improvements.

         Sales of the Company's services are expected to depend upon a robust industry and infrastructure for providing Internet access and carrying the rapidly increasing Internet traffic. Certain critical issues concerning the commercial use of the Internet (including capacity to handle projected increases in traffic, security, reliability, cost, and quality of service) remain unsolved and may impact the growth of Internet use. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone or timely development of complementary products, such as high speed modems. Global commerce and online exchange of information on the Internet is new and evolving, therefore it is difficult to predict with any assurance whether the infrastructure or complementary products necessary to make the internet a viable commercial marketplace will continue to be developed. Although the Company expects to be responsive to changes in the Internet or technology, there can be no assurance that the Company will be successful in achieving widespread acceptance of its services before competitors offer services with speed and performance equal to or greater than that of the Company. The growth or change of the Internet, or adoption of new technologies could potentially harm the Company's business, operating results, and financial condition.

         The Company's success, and in particular its ability to effect barter transactions on the Internet and provide high quality customer service, depends on the efficient and uninterrupted operation of its computer and communications hardware systems. These systems and operations are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, break-ins, sabotage, intentional acts of vandalism, and similar events.

         The Company does not presently have fully redundant systems, a formal disaster recovery plan, or alternative providers of hosting services, and does not carry sufficient business interruption insurance to compensate it for losses that may occur. Despite any precautions planned to be taken by the Company, the occurrence of a natural disaster or other unanticipated problems at the facility could result in interruptions in the service provided by the Company. In addition, the failure by the Company's outside host servers to provide the data communications capacity required by the Company, as a result of human error, natural disaster, or other operational disruption, could result in interruptions in the Company's online services. Any damage to or failure of the systems of the Company could result in reductions in, or terminations of www.barteramericas.com, which could have a material adverse effect on the Company's business, results of operations, and financial condition.

         The Company's future success will depend, in part, on its ability to develop leading technologies that address the increasingly sophisticated and varied needs of its prospective customers.

         The market for purchasing and trading goods and services over the Internet is new, evolving, and intensely competitive, and the Company expects competition to intensify further in the future.

         Barriers to entry are relatively low, and current and new competitors can launch new web sites at a relatively low cost using commercially available software. The Company potentially will compete with a number of other online barter exchanges. Certain of these potential competitors have stronger brand recognition and greater experience in online barter services than the Company. Competitive pressures created by any one of these companies, or by the Company's competitors collectively, could have a material adverse effect on the Company's business, results of operations, and financial condition.

         Certain of the Company's potential competitors have longer operating histories, larger customer bases, and greater brand recognition than the Company, as well as significantly greater financial, marketing, technical, and other resources.


         The Company believes that the principal competitive factors in its market are volume and selection of goods and services, population of buyers and sellers, community cohesion and interaction, customer service, reliability of delivery and payment by users, brand recognition, web site convenience and accessibility, price, quality of search tools, and system reliability. In addition, other online barter services may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increase. Therefore, certain of the Company's competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies, and devote substantially more resources to web site and systems development than the Company, or may try to attract traffic by offering services for free. Increased competition may result in reduced operating margins, loss of market share, and diminished value in the Company's brand. There can be no assurance that the Company will be able to compete successfully against current and future competitors. Further, as a strategic response to changes in the competitive environment, the Company may, from time to time, make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on its business, results of operations, and financial condition. New technologies and the expansion of existing technologies may increase to competitive pressures on the Company by enabling the Company's competitors to offer a lower-cost service. In addition, companies that control access to transactions through network access or web browsers could promote the Company's competitors or charge the Company substantial fees for inclusion. Any of these events could have a material adverse effect on the Company's business, results of operations, and financial condition.

         There are risks associated with owning a penny stock.

         For example, one risk of owning a penny stock is that if a broker-dealer is the sole market maker, that broker-dealer must disclose this fact and its presumed control over the market and monthly account statements showing the market value of each penny stock held in the customer's account. This requirement may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that is subject to the penny stock rules.

         The issuance of Preferred Stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.

         The Company is authorized to issue up to 5,000,000 shares of preferred stock ("Preferred Stock"). As of December 31, 2005, there were no shares of Preferred Stock issued. At the present time, the Company has no plans to issue any Preferred Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of common stock until the Board of Directors determines the specific rights of the holders of any Preferred Stock to be issued. However, these effects might include:

         1. Restricting dividends on the common stock;

         2. Diluting the voting power of the common stock;

         3. Impairing the liquidation rights of the common stock; and

         4. Delaying or preventing a change in control of the Company without further action by the shareholders.



Management Risks


         Control of the Company by Principal Shareholders. As owners of 1,000,000 shares of the Company's common stock, which is all of its presently issued and outstanding stock, the principle shareholders of the Company own 100% of its capital stock. After the completion of this Offering, and assuming the maximum number of Shares offered by this Prospectus are sold, the principle shareholders of the Company will own approximately 57.1% of the voting stock of the Company. Accordingly, the principal shareholders of the Company will be able to elect all of the Company's directors and are in a position to totally control the Company. See "MANAGEMENT," and "PRINCIPAL SHAREHOLDERS."

         There are no independent directors on the Company's Board of Directors. All members of the Company Board of Directors are shareholders, officers, and directors of PacStar Alternative Asset Management, LLC, Inc. and Wilkerson Resources, Inc., the two corporations that presently own 90% of the Company's presently issued and outstanding common stock, and that will own 51.4% of Company's issued and outstanding common stock if all 750,000 shares of the Company's common stock that are being offered in this Prospectus are sold. A.L.P. Investments, Inc. holds 10% of the presently issued and outstanding common stock of the Company and none of its officers or directors serves as an officer or director of the Company. Additionally, there is no guarantee that A.L.P. Investments, Inc. will vote its shares with the other Principal Shareholders.

         Dependence on Key Personnel. The Company's success depends in large part upon the continued services of its senior management, as well as its ability to attract and retain additional qualified managerial and technical personnel. Significant competition exists for the services of such personnel and there can be no assurance that the Company will successfully attract or retain such personnel. Barter Americas, Inc. has no employment agreements with its key personnel at the present time, nor does it have a non-compete agreement with its President, Harold Rice. Mr. Rice is important to the Company's success, but could be replaced if he chose to leave the Company.

         Limitation on Liability of Directors. The Company's Bylaws substantially limit the liability of directors to the Company and its shareholders for breach of fiduciary and other duties to the Company. As noted under "Fiduciary Responsibilities and Indemnification of Management", the Company's management will not be liable to the Company for, and will be indemnified and held harmless by the Company in connection with the consequences of any act or failure to act, unless such act or failure to act is attributable to gross negligence or willful misconduct. The existence of such provisions gives the Investors more limited causes of action than they might otherwise have in the absence of such provisions. For example, if this limitation were not contained in the Company's Bylaws, the shareholders of the Company would have a cause of action against the Company's directors for any act of negligence which arose by either commission or omission. It is much easier to prove that someone acted in a negligent manner than it is to prove that someone acted with gross negligence or engaged in willful misconduct. In many jurisdictions, the definition of gross negligence is as set forth below:

         Gross negligence includes two elements: (1) viewed objectively from the actor's standpoint, the act or omission must involve an extreme degree of risk, considering the probability and magnitude of the potential harm to others, and (2) the actor must have actual, subjective awareness of the risk involved, but nevertheless proceed in conscious indifference to the rights, safety, or welfare of others.



The typical definition of ordinary negligence is as follows:

         Negligence means failure to use ordinary care, that is, failing to do that which a person of ordinary prudence would have done under the same or similar circumstances or doing that which a person of ordinary prudence would not have done under the same or similar circumstances.

As can be seen from the definitions of negligence and gross negligence shown above, it is much harder for a claimant to prove gross negligence than it is to prove ordinary negligence.

Financing Risks

         Limited Working Capital and Need for Additional Financing May Result in Shareholder Dilution. The Company has limited working capital. It may commence operations with less than full subscription of this Offering, and will thereafter need to acquire additional capital to fully execute its business plan. Shareholders may experience dilution of their percentage of ownership of the Company's common stock in the event that it is necessary for the Company to sell more of its common stock to raise additional capital to fund its operations. However, there can be no assurance that the Company will be successful in acquiring such additional capital even if it is necessary.



         Financial Projections. Financial projections concerning the estimated operating results of the Company may be included with the Prospectus. The projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions which may be beyond the control of the Company, such as general industry conditions. The Company may experience unanticipated costs, or anticipated sales may not materialize, resulting in lower revenues than forecasted. There is no assurance that the results illustrated in any financial projections will in fact be realized by the Company. The financial projections are prepared by management of the Company and have not been examined or compiled by independent certified public accountants. Accordingly, neither independent certified public accountants nor counsel to the Company are providing any level of assurance on such financial projections.

Offering and Other Investment Risks

         Arbitrary Offering Price. The Offering price of the Securities offered hereby was, in part, arbitrarily determined by the Company and bears no relationship to earnings, asset values, book value, or any other recognized criteria of value. Because of this, after the initial sale of the Stock to investors under this Prospectus, the price that an investor could receive on the subsequent sale of all or a portion of the Stock purchased could be substantially less than the price paid for the Stock by an investor.


         No Escrow Account or Impound. No escrow or impound is or will be established in connection with the funds received from the sale of the Securities in this Offering. All funds received from the sale of the Shares shall be held and immediately available for use by the Company. This significantly increases the risk to early subscribers should subsequent subscriptions not be forthcoming. See "RISK FACTORS - Financing Risks - Limited Working Capital and Need for Additional Financing."

         No Minimum Capitalization from Offering. There is no minimum capitalization required in this Offering. There is no assurance that all or a significant number of Shares will be sold in this Offering. Investors' subscription funds will be used by the Company as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this Offering to enable the Company to conduct its business. If only a small portion of the Shares are sold, then the Company may not have sufficient capital to operate. There is no assurance that the Company could obtain additional financing or capital from any source, or that such financing or capital would be available to the Company on terms acceptable to it. Under such circumstances, investors in the Shares are subject to a substantial risk of losing their entire investment in the Company.

         Dilution. After giving effect to the sale of the 750,000 Shares offered in this prospectus, the Company's existing shareholders through December 31, 2005, experience an immediate increase in net tangible book value of $800,000.00 or $0.407 per Share, and purchasers of such Shares at this offering, will experience immediate dilution in net tangible book value of $0.543 per Share after deducting the maximum allowable selling commissions, fees and other expenses of the Offering. See "DILUTION."

         No Public Market for the Company's Shares. There is no market for the Company's Shares, nor is any such market anticipated to develop within the foreseeable future. Accordingly, investors will be required to hold their investment for an indefinite period of time.


                             DESCRIPTION OF PROPERTY

         American Exchange Network, Inc., which is owned by the Company, operates an office at Kansas City, Missouri that is separate from Barter Americas, Inc. Barter Americas Inc. operates an office that is located at 113 SE 22nd Street, Suite 3, Bentonville, Arkansas 72712. The Company's offices are situated in 6,000 square feet of leased office space that was finished out exclusively for the Company's needs. The company's offices are very well furnished with attractive and functional office furniture and are extensively equipped with high quality, high speed computers and high speed, wide band width Internet service. The Company's offices in Bentonville will also be the primary site for the training of new franchisees, and a large training room/conference room is situated in the Company's offices that is equipped with equipment necessary for making multi-media presentations.


                                 USE OF PROCEEDS


         As proceeds are received by the Company, such proceeds will be immediately available for use by the company, without impound or escrow, to be utilized for such expenses including but not limited to: franchise sales and marketing; salaries and general administrative costs; marketing, advertising and publicity costs; acquisition of inventory and general working capital; commissions and fees; and legal, printing, marketing, and other offering expenses. The propriety of the use of proceeds on a per month basis is as follows:

       Salaries          $336,000.00    Prof./Attorneys/Accountants   $56,000.00
       Rent/Utilities    $6,500.00      Insurance                     $48,000.00
       Travel/Sales Exp. $72,000.00     Equipment    (per year)       $15,000.00
       Phone             $18,000.00     Auto                          $21,600.00
       Advertising       $60,000.00     Office Expense                $24,000.00
       Memberships       $4,000.00      Conventions                   $30,000.00

       TOTAL             $742,000.00
       -----------------------------

         We have filed our UFOC and we are approved to sell franchises in 39 states as of this date. We will expand as our barter membership and our sale of franchises take place. We do not have to expend our capitol and will add employees as we raise the funds. We do not believe that we will have to raise additional funds in the next 12 months.

         We have entered into a ten (10) year debit before the payable agreement with American Exchange Inc. to use their client base and computer software and alsof or the exclusive use of their operating name American Exchange Network
(AEN). In return we will pay AEN 3% of the gross income from transaction fees.



                                 DIVIDEND POLICY

         The Company has not declared or paid cash dividends on its common stock to date. The current policy of the Company is to retain earnings, if any, to provide the funds that are, and will be, necessary for the operation and expansion of the Company's business. Such policy will be reviewed by the Company's board of directors from time to time in light of, among other things, the Company's earnings and financial position.



                                 CAPITALIZATION

         The following table sets forth the actual capitalization of the Company as of January 5, 2006, and as adjusted to reflect receipt of the Offering proceeds from the issuance and sale of 75,000 of the 750,000 Shares offered in this prospectus.




                                                                                      Pro Forma
                                                                       1/5/06       1,075,000 Shares
                                                                       ------       ----------------

    Liabilities:                                                             $0                   $0

    Shareholders' Equity:
        Common Stock:
            Authorized -      50,000,000 Shares
            Outstanding -     1,000,000  Shares at $0.001/Share       $   1,000

                   Additional Paid in Capital                         $  49,000
                                  1,075,000 Shares (Pro Forma)
                              Paid in Capital                         $      75
                   Additional Paid in Capital                         $  74,925
        Retained Earnings (Deficit)(1)                                $       0                   $0
                                                                      ---------    ------------------

    Total Liabilities and Owners' Equity:                             $ 125,000             $125,000
                                                                      =========    ==================

(1) Reflects selling commissions/fees and other expenses of Offering.

         The following table sets forth the actual capitalization of the Company as of January 5, 2006, and as adjusted to reflect receipt of the Offering proceeds from the issuance and sale of 375,000 of the 750,000 Shares offered in this prospectus.



                                                                                      Pro Forma
                                                                       1/5/06       1,375,000 Shares
                                                                       ------       ----------------
    Liabilities:                                                             $0                $0

    Shareholders' Equity:
        Common Stock:
            Authorized -        50,000,000 Shares
            Outstanding -      1,000,000  Shares at $0.001/Share      $   1,000

                   Additional Paid in Capital                         $  49,000
                                  1,375,000 Shares (Pro Forma)
                              Paid in Capital                         $     375
                   Additional Paid in Capital                         $ 374,625

        Retained Earnings (Deficit)(1)                                $       0                   $0
                                                                      ---------    ------------------

    Total Liabilities and Owners' Equity:                             $ 425,000    $         425,000
                                                                      =========    ==================

 (1) Reflects selling commissions/fees and other expenses of Offering.

         The following table sets forth the actual capitalization of the Company as of January 5, 2006, and as adjusted to reflect receipt of the Offering proceeds from the issuance and sale of 562,500 of the 750,000 Shares offered in this prospectus.



                                                                                      Pro Forma
                                                                       1/5/06       1,562,500 Shares
                                                                       ------       ----------------
    Liabilities:                                                             $0                  $0


                                    Page 15


    Shareholders' Equity:
        Common Stock:
            Authorized -        50,000,000 Shares
            Outstanding -      1,000,000  Shares at $0.001/Share      $   1,000

                   Additional Paid in Capital                         $  49,000
                                  1,562,500 Shares (Pro Forma)
                              Paid in Capital                         $   1,750
                   Additional Paid in Capital                         $ 798,250
        Retained Earnings (Deficit)(1)                                $       0                  $0
                                                                      ---------    ------------------
    Total Liabilities and Owners' Equity:                             $ 800,000    $         800,000
                                                                      =========    ==================

(1) Reflects selling commissions/fees and other expenses of Offering.


         The following table sets forth the actual capitalization of the Company as of January 5, 2006, and as adjusted to reflect receipt of the Offering proceeds from the issuance and sale of all of the 750,000 Shares offered in this prospectus.



                                                                                      Pro Forma
                                                                       1/5/06       1,750,000 Shares
                                                                       ------       ----------------
    Liabilities:                                                             $0                  $0

    Shareholders' Equity:
        Common Stock:
            Authorized -        50,000,000 Shares
            Outstanding -      1,000,000  Shares at $0.001/Share      $  1,000

                   Additional Paid in Capital                         $ 49,000
                                  1,750,000 Shares (Pro Forma)
                              Paid in Capital                         $  1,750
                   Additional Paid in Capital                         $798,250
        Retained Earnings (Deficit)(1)                                $      0                   $0
                                                                      ---------    ------------------
    Total Liabilities and Owners' Equity:                             $800,000     $         800,000
                                                                      =========    ==================

(1) Reflects selling commissions/fees and other expenses of Offering.




                         DETERMINATION OF OFFERING PRICE


         There is no established public market for the common stock being registered in this Prospectus. The only factors that were considered in determining the offering price of the Stock were the Company's anticipated present and future capital needs for the operation of its business.



                                    DILUTION

         The net tangible book value of the Company as of December 31, 2005, was $50,000.00 or $0.05 per Share. Without taking into account any other changes in net tangible book value after December 31, 2005, other than to give effect to the  receipt  by the  Company  of the  proceeds  from the sale of  75,000 of the
750,000 shares of common stock offered in this  prospectus at  $1.00/Share,  the net  tangible  book value of the Company at the close of this  Offering  (before
deducting   commissions,   fees,  and  estimated   Offering  expenses)  will  be
$125,000.00  or $0.116 per Share.  This  represents an increase in pro forma net tangible book value to pre-December  31, 2005  shareholders of $0.066 per share, and an immediate dilution to investors in this Offering of $0.884 per share.

                                                                                             Pro Forma
                                                                                          1,075,000 Shares

      Offering price per Share                                                                       $1.00
      Net tangible book value/Share at  Dec. 30, 2005                             $0.05
      Increase "      "       "       " existing investors in the                 $0.066
                                                                                  ------
      offering
      Pro forma "    "      "       " - after Offering                                               $0.116
                                                                                                     ------
      Dilution per share to new investors in the offering                                            $0.884
                                                                                                     ======




         The net tangible book value of the Company as of December 31, 2005, was
$50,000.00 or $0.05 per Share.  Without taking into account any other changes in net tangible  book value after  December 31, 2005,  other than to give effect to the  receipt  by the  Company  of the  proceeds  from the sale of 375,000 of the
750,000 shares of common stock offered in this  prospectus at  $1.00/Share,  the net  tangible  book value of the Company at the close of this  Offering  (before
deducting   commissions,   fees,  and  estimated   Offering  expenses)  will  be
$425,000.00  or $0.309 per Share.  This  represents an increase in pro forma net tangible book value to pre-December  31, 2005  shareholders of $0.259 per share, and an immediate dilution to investors in this Offering of $0.543 per share.

                                                                                             Pro Forma
                                                                                          1,375,000 Shares
      Offering price per Share                                                                       $1.00
      Net tangible book value/Share at  Dec. 30, 2005                             $0.05
      Increase "      "       "       " existing investors in the                 $0.259
                                                                                  ------
      offering
      Pro forma "    "      "       " - after Offering                                               $0.309
                                                                                                     ------
      Dilution per share to new investors in the offering                                            $0.691
                                                                                                     ======


         The net tangible book value of the Company as of December 31, 2005, was
$50,000.00 or $0.05 per Share.  Without taking into account any other changes in net tangible  book value after  December 31, 2005,  other than to give effect to the  receipt  by the  Company  of the  proceeds  from the sale of 562,500 of the
750,000 shares of common stock offered in this  prospectus at  $1.00/Share,  the net  tangible  book value of the Company at the close of this  Offering  (before
deducting   commissions,   fees,  and  estimated   Offering  expenses)  will  be
$612,500.00  or $0.392 per Share.  This  represents an increase in pro forma net tangible book value to pre-December  31, 2005  shareholders of $0.342 per share, and an immediate dilution to investors in this Offering of $0.608 per share.

                                    Page 17


                                                                                             Pro Forma
                                                                                          1,562,500 Shares
      Offering price per Share                                                                       $1.00
      Net tangible book value/Share at  Dec. 30, 2005                             $0.05
      Increase "      "       "       " existing investors in the                 $0.342
                                                                                  ------
      offering
      Pro forma "    "      "       " - after Offering                                               $0.392
                                                                                                     ------
      Dilution per share to new investors in the offering                                            $0.608
                                                                                                     ======

         The net tangible book value of the Company as of December 31, 2005, was
$50,000.00 or $0.05 per Share.  Without taking into account any other changes in net tangible  book value after  December 31, 2005,  other than to give effect to the receipt by the Company of the  proceeds  from the sale of all of the 750,000 shares of common  stock  offered  in this  prospectus  at  $1.00/Share,  the net tangible  book  value  of the  Company  at the  close of this  Offering  (before
deducting   commissions,   fees,  and  estimated   Offering  expenses)  will  be
$800,000.00  or $0.407 per Share.  This  represents an increase in pro forma net tangible book value to pre-December  31, 2005  shareholders of $0.457 per share, and an immediate dilution to investors in this Offering of $0.543 per share.

                                                                                             Pro Forma
                                                                                           750,000 Shares
      Offering price per Share                                                                       $1.00
      Net tangible book value/Share at  Dec. 30, 2005                             $0.05
      Increase "      "       "       " existing investors in the                 $0.407
                                                                                  ------
      offering
      Pro forma "    "      "       " - after Offering                                               $0.457
                                                                                                     ------
      Dilution per share to new investors in the offering                                            $0.543
                                                                                                     ======




                              PLAN OF DISTRIBUTION

         The Company plans to sell the Shares described in this prospectus by one or more of the following methods:

         1.  Ordinary   brokerage   transactions  in  which  a  broker  solicits
purchases; and

         2. Face to face transactions between the registrant and purchasers without a broker.

In effecting sales, brokers or dealers engaged by the Company may arrange for other brokers or dealers to participate.

         Such brokers or dealers may receive commissions or discounts from the Company in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. A dealer effecting a transaction in registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

                                LEGAL PROCEEDINGS

         As of the date of this prospectus, there are no legal proceedings pending or, to the knowledge of the Company's management, threatened against the Company or to which the Company is a party.


                                                    MANAGEMENT

Executive Officers

         The following table sets forth the names, ages, and positions of the executive officers of the Company:

                Name                       Age                Position
         ----------------------           -----           ------------------

         Harold Rice                       63             President and Director


         Katherine Wilkerson               56             Secretary and Director
         Katherine Wilkerson               56             Treasurer
         John A. Miller                    48             Director
         Theodore R. Staren                47             Director

         As its President, Harold Rice is the Company's chief executive officer. The Board of Directors of the Company has no Chairman.

         There are no independent directors on the Company's Board of Directors. All members of the Company Board of Directors are shareholders, officers, and directors of PacStar Alternative Asset Management, LLC, Inc. and Wilkerson Resources, Inc., the two corporations that presently own 90% of the Company's presently issued and outstanding common stock, and that will own 51.4% of Company's issued and outstanding common stock if all 750,000 shares of the Company's common stock that are being offered in this Prospectus are sold. A.L.P. Investments, Inc. holds 10% of the presently issued and outstanding common stock of the Company and none of its officers or directors serves as an officer or director of the Company. Additionally, there is no guarantee that A.L.P. Investments, Inc. will vote its shares with the other Principal Shareholders.

         Harold Rice; President and Director; Age 63. Mr. Rice earned his Bachelors Degree in Psychology from the University of Missouri, Kansas City, Missouri, in 1971, and earned his Masters in Public Administration from the University of Missouri in 1973. Mr. Rice's academic activities include having Faculty Status as an Adjunct Professor at (i) the Graduate School of Administration at Webster University, in Kansas City, Missouri, for 10 years,
(ii) the Cleveland Chiropractic College, in Kansas City, Missouri, for 6 years, and (iii) Park College, in Parkville, Missouri, for 25 years. He is a charter member and multi-term member of the Board of Directors and is currently the Treasurer of the National Association of Trade Exchanges and has served on its Board of Directors for four terms, and has served as its Treasurer for three terms. Additionally, Mr. Rice has conducted several workshops and seminars concerning Internal Revenue Code Section 1099-B requirements for reporting barter transactions and several other workshops on various barter and trade related subjects. Mr. Rice has also served as a member of the Board of Directors for the International Reciprocal Trade Association, and he is currently its Treasurer. He has also conducted seminars on "The Design of Internal Accounting Systems of Trade Exchanges" and "Proper Reporting of Barter Transactions to the IRS" and "The Consequences of Deficit Spending for Barter Companies." Mr. Rice has been the President of American Exchange Network, Inc. and Mid-West Management Consultants, Inc. for 25 years. During his career, he has designed the internal accounting systems for many of the Trade Exchanges in the USA, has created or reviewed the contracts involving major corporate counter trades, has served as an expert witness in several large litigation matters involving barter companies and has represented several barter companies in resolving conflicts with the IRS and several State Revenue Departments. Mr. Rice was born in 1942, was honorably discharged from the U.S. Army in 1972, is married, and resides in Kansas City, Missouri.

         John A. Miller; Director; Age 48. Mr. Miller is President and CEO of JAM Junior Enterprises, Inc., with operating offices located at 614 E. Avenida San Juan, San Clemente, CA 92672. He is also a Managing Director of PacStar Alternative Asset Management, LLC Alternative Asset Management, LLC located at 555 N. El Camino Real, suite A391, San Clemente, CA 92672. For his core business, he acts as a wealth management professional, specializing in high yield asset based lending. Mr. Miller is a frequent speaker in the areas of financial marketing and investor psychology, and is often recognized for his unique investment advisory skills which consistently target statistically high returns. Mr. Miller is the owner of numerous companies, and he is regularly called upon to act as an advisory board member for both public and private institutions due to his vast expertise in the areas of financial structuring and capital development. His previous experience includes serving as a principal of Affiliated Financial Planning and Tax Services Group, an organization that provided full service financial management in cooperation with leading edge tax professionals. Mr. Miller was also an executive with AFP Group, the oldest and largest independent financial planning group in Southern California. He also served as Vice President of Sales and Marketing at Ron Dunham and Associates, a 20 year old financial planning services company located in Irvine, California.

         Theodore R. Staren; Director; Age 47. Mr. Staren, who is a licensed attorney registered in the State of Illinois, is a Managing Member of PacStar Alternative Asset Management, LLC Alternative Asset Management, LLC, located at 555 N. El Camino Real, suite A391, San Clemente, CA, 92672. Mr. Staren has devoted his professional career to management consulting activities in the areas of international finance and business development. His clients include public and private corporations, municipal, state and foreign governments, primary and regional broker dealers, international banks, registered investment advisors, hedge fund managers, futures merchants and high net worth individuals. Mr. Staren often serves as an interim corporate executive for his clients' business. During the past seven years, he has personally raised over 1 billion dollars for his alternative investment clients. Mr. Staren's previous experience includes positions with Merrill Lynch Institutional Derivative Products Group - Midwest, in Chicago, Illinois, as a Director of Chase Manhattan Global Bond Allocation Fund in New York, New York, and as a proprietary government bond options trader at the Chicago Board of Trade. Mr. Staren holds a BSBA in Finance and Real Estate from the University of Arizona, Tucson, Arizona, where he received the

Pac-10 Conference Medal as the University's Outstanding Scholar Athlete and the Nugent Award as the University's outstanding graduate. He also earned a Master of Management degree from the Kellogg Graduate School of Management at Northwestern University, Evanston, Illinois, and a Juris Doctor degree from Northwestern University Law School in Chicago, Illinois. Mr. Staren is a former professional tennis player. He also holds various National singles and doubles tennis titles in junior tennis competition.

         Katherine Wilkerson; Secretary and Treasurer; Age 56. Mrs. Wilkerson earned her Bachelors Degree in Education from Faith Baptist College in Church Point, Louisiana, and earned her Masters Degree from Faith Baptist Seminary in Plaquemine, Louisiana. Mrs. Wilkerson taught English at both the high school and college levels from 1991 until 2000. From 2000 to the present, Mrs. Wilkerson has worked as Office Manager, bookkeeper, and Secretary/Treasurer of various, very lucrative family businesses. Mrs. Wilkerson is married and has three children.

Audit Committee Financial Expert

         The Company has no audit committee financial expert serving on its audit committee. The Company has no audit committee financial expert because, at the present time, its business operations and related financial records are not complicated enough or of great enough size to need an audit committee financial expert. Presently, all the Company needs is a qualified and experienced accountant to prepare its financial statements, earnings statements, and tax returns.



                             PRINCIPAL SHAREHOLDERS

         The  following  table  presents  certain   information   regarding  the
beneficial ownership of the Company's common stock at the present time by:

         1. Each person or entity that owns beneficially five percent or more of the outstanding shares of the common stock of the Company;

         2.       All of the Company's directors;

         3.       All of the Company's officers; and

         4.       All directors and officers as a group.


                                   Number of Shares of Common      Percentage of
   Beneficial Owners (1)           Stock Beneficially Owned        Ownership
   -----------------------         --------------------------      -------------

PacStar Alternative Asset
Management, LLC, Inc. (1) (2)           500,000                           50%

Wilkerson Resources, Inc. (2) (3)       400,000                           40%

A.L.P. Investments, Inc. (2) (4)        100,000                           10%

All Officers and
Directors as a Group (1) (2) (3)        900,000                           90%



         (1) John A. Miller and Theodore R. Staren are the sole shareholders and primary officers and directors of PacStar Alternative Asset Management, LLC, Inc.



         (2) Unless otherwise noted, each person or entity has sole investment power and sole voting power over the shares disclosed.

         (3) Katherine Wilkerson and her husband, Charles K. Wilkerson, are the sole shareholders and primary officers and directors of Wilkerson Resources, Inc.

         (4) The MWG Trust is the sole shareholder A.L.P. Investments, Inc. T. Alan Owen, the Company's corporate and securities counsel, is the primary beneficiary of the MWG Trust. Mr. Owen is the sole officer and director of A.L.P. Investments, Inc.


         Harold Rice, the president of the company and director, does not own shares in the company.



                          DISCRIPTION OF CAPITAL STOCK

Common Stock

         The Company is authorized to issue up to 50,000,000 shares of common stock ("Common Shares") with a par value of $0.001 per share. As of December 31, 2005, there were 1,000,000 Common Shares issued to three (3) shareholders of record. See "DILUTION."

         All shares of common stock have identical rights, including voting rights of one vote per share on all matters to be voted upon by the shareholders.

         The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of all liabilities of the Company. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares of the Company have the ability to elect all of the directors of the Company. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefore. The outstanding common stock is validly issued, fully paid, and non-assessable.

Preferred Stock

         The Company is authorized to issue up to 5,000,000 shares of preferred stock ("Preferred Stock"). As of December 31, 2005, there were no shares of Preferred Stock issued. At the present time, the Company has no plans to issue any Preferred Stock. The issuance of Preferred Stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of common stock until the Board of Directors determines the specific rights of the holders of any Preferred Stock to be issued. However, these effects might include:

         1. Restricting dividends on the common stock;

         2. Diluting the voting power of the common stock;

         3. Impairing the liquidation rights of the common stock; and

         4. Delaying or preventing a change in control of the Company without further action by the shareholders.


                         SHARES ELIGIBLE FOR FUTURE SALE

         As of December 31, 2005, a total of 1,000,000 shares of common stock were issued and outstanding. The 750,000 shares of the Company's common stock described in this prospectus will be eligible for immediate sale to the investing public. All of the 1,000,000 shares of the Company's common stock that are presently issued and outstanding are restricted pursuant to Rule 144, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and will not be eligible for sale for at least one (1) year from the date of their issuance.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                       ORGANIZATION WITHIN LAST FIVE YEARS


         See "Certain Relationships and Related Transactions."



                             DESCRIPTION OF BUSINESS

The Company


         With the dawn of a new millennium, barter/trade is the next great frontier in global business expansion. The Company will provide a unique organization to facilitate trade between businesses and individuals locally and throughout the world. As a high tech marketing organization, the Company is committed to representing its clients by increasing their sales. By providing expert tools for marketing and a broad client base, the Company will contribute to the success of each trade partner.


         Barter is among the top ten growth industries in the United States. The barter process is fairly simple and has been going on in one form or another for thousands of years; commonly referred to as "swapping" or "in kind" trade. The disadvantage of old-fashioned barter is that both parties must want or need what the other party is offering. A barter or trade exchange, on the other hand, allows its trade partners to obtain trade dollars by providing goods and services. These trade dollars can be used to purchase anything for sale in the exchange system.

         The Company's strategic vision is to provide businesses and individuals with assets a fully integrated system that they can use to trade their goods and services with other businesses and individuals on a worldwide basis, connecting them in a convenient and easy manner. By creating a family of local trade exchanges, the Company can offer excellent opportunities to its franchisees and the businesses and individuals in their communities.



         Customers will obtain trade dollars upon the purchase of membership in the Company. Those trade dollars (One trade dollar is equal to One dollar in U.S. currency) will be held in an account with the Company being the third party record keeper for these accounts. The member may use his/her/its trade dollars to purchase any goods or services offered by any of the hundreds of other members. In other words, if a printer becomes a member and wants to get tires from a member who sells tires, he does not have to trade printing for tires. He may do printing for a janitorial company and the Company will transfer the payment of trade dollars from the Janitorial company to the Printing Company's account. Then the Printer can buy tires with his trade dollars and those dollars will be transferred to the tire salesman's account.

         The concept is consumer driven. If a customer provides substandard products or services, the members will not continue to patronize that member. The Company keeps a master list of all providers along with their products and services. A trade broker assist members to connect with other members in need of their goods and services. This enables the Company to monitor what is being traded. No illegal products or services are tolerated.

         The members themselves as customers determine the value of goods bartered for by accepting, rejecting or negotiating prices between themselves. The Company does not guarantee products or services. Each provider is responsible for their own guaranty.

         As the network becomes available internationally, it will be governed by the U.S. consumer protection laws, product liability laws, and copyright laws unless prohibited by such country.

         The Company will offer the unbeatable combination of an interactive Internet barter system in conjunction with local branch offices to expedite trades. The Company will also feature a corporate barter division and purchasing departments. This blend of state-of-the-art technology, purchasing power, and old world attention to customer needs will enable the Company to provide a level of service heretofore impossible to attain in the barter industry.

The Barter Americas, Inc. Program

         The Company will provide a far greater advantage to business owners than is now available. The program started as of March 1, 2006.

         The Company will offer a franchise business opportunity to qualified buyers who desire to establish a trade exchange in their own community. A Barter Americas, Inc. franchisee can utilize the worldwide resources of more than 50,000 trade partners in 14 countries because the Company will have an extensive network of reciprocal relationships with other major trade exchanges and through them can provide the new members with access to trade with not only Barter Americas' direct members, but the other trade exchanges and their members as well. This is assisted by our participation and influence with NATE "National Association of Trade Exchanges", and the IRTA "International Reciprocal Trade Association", of which Barter Americas Inc.'s president serves on the International Board of Directors as well as being the Corporate Treasurer.


         The franchise system is a turnkey solution that provides the greatest probability for success to the franchisee and the Company. It includes every aspect of business training for the industry of owning and operating a trade exchange from start up to full maturity. Included in the all-encompassing system are computers and software, training, sales materials, ad campaigns, a generous compensation package, and targeted barter leads generated by the Company's in-house telemarketing center.

         Barriers to entry are relatively low, and current and new competitors can launch new sites at a relatively low cost using commercially available software. The Company potentially will compete with a number of other online barter exchanges. Certain of these potential competitors have stronger brand recognition and greater experience in online barter services than the Company. Competitive pressures created by any one of these companies, or by the Company's competitors collectively, could have a material adverse effect on the Company's business, results of operations, and financial condition. The Company plans to lower the barrier to entry, and reduce the debt burden on the new franchisees to improve the probability of their success. The other Barter franchises have historically charged about 10 times the $2,500.00 that the Company will be charging. The debt service on this typically become a serious burden on the franchisees and added to their failure rates. The Company will work to distinguish itself by keeping franchise entry prices low, therefore increasing the probability of success for the franchisees.

         With tens of thousands of trade partners, the Company combines the speed of the Internet with local services and professional treatment. For businesses, the Company has significant resources available on both the national and local levels and offers a barter application for commonly budgeted goods and services that most businesses currently pay for with cash. Among these commonly needed goods and services are printing, advertising, telephones, furniture, computers, travel, and inventories of goods.


         A comprehensive support program will service each office's needs from a regional and local level. The Office Support Program includes the following items:

         a.       Grand opening sales campaign with total marketing support.

         b.       24  hour  online  real-time  account   information,   merchant
                  authorization, and a constantly updated directory of goods and services.

         c.       Swipe card technology with real-time posting.

         d. Automatic electronic credit card and checking account payment technology.

         e. A client database integrated with Microsoft Word, Win Fax, Excel and Outlook.

         f.       Intensive management, sales, and staff training.

The training referenced above consists of:

         a. A four-day course for new management and professional sales associates.

         b. A two-day course for Supervising Trade Brokers and sales managers.

         c. Quarterly refresher courses.

         d. Live communication with regional offices to handle daily issues.

         e. Internet partnerships to stimulate commerce.

         The Company will provide each Area Director, Supervising Trade Director, and Sales Manager with materials specific to their training. These materials include manuals covering operations, customer service, sales procedures, sales flip charts, and an employee handbook. Videotapes will also be provided dealing with client orientation, office procedures, computer orientation and sales training.

Marketing

         The Company expects to spend most of its resources on area development marketing and promotion prior to any initial public offering of the Company's Shares (although there can be no absolute assurance that the Company will in fact expend said amount or that the Company will be able to effect such an initial public offering). The Company's strategic plan is to aggressively market Barter Americas, Inc. franchises throughout the USA, as well as to acquire existing exchanges, modernize them, and increase their client base. Over 100 cities have been targeted to open local retail exchanges in the next 18 months, and the Company intends to aggressively pursue these regional opportunities. Regardless of whether the Company sells new franchise interests or acquires existing exchanges, it will be increasing its client base, trading opportunities, and generating increasing monthly recurring fees, transaction fees, and franchise fees.

         In addition to experienced trade partners, the Company will use the following methods to introduce and educate all the individuals and businesses new to barter:

         a. Targeted Telemarketing: Businesses meeting certain parameters will be contacted by professional telemarketing personnel.

         b. Active Field Marketing: A field staff will contact businesses to sign up new trade partners. Also, all trade partners will be e-mailed an exciting package to introduce them to the Company. Weekly hot faxes will stimulate trade and provide a valuable marketing service.

         c. Web Site Marketing: Advertising will be developed and targeted toward our market audience, directing traffic to the Company's web site. Trade partners will have e-mail stores open for them on the site by the sales associate.

         d. Direct Mail: Existing businesses that use barter, as well as strategically selected organizations that do not, will be targeted with a direct mail campaign explaining how the Company can increase their business.

         e. Broadcast Media: Radio and television spots will drive traffic to local Company offices and the web site.

         f. Outdoor Advertising: Ads for placement on billboards, taxis, and buses ads will be designed and placed in highly visible areas to promote the Company in large cities.

         g.       Print:   Business   media,   with  an  emphasis  on  selective
                  publications such as Forbes Magazine, will run ads for the Company.

It is the Company's belief that the utilization of the methods mentioned above, in combination with an aggressive public relations campaign, will increase the awareness level of the Company's target audience to above 85 percent.

         From the largest of the Fortune 500 companies to the individual consumer, the Company's market has no boundaries. Using the speed of the Internet as well as local barter offices, trades that consumed untold hours of valuable time and labor can now be completed with a fraction of the effort. Corporate clients will be able to move excess inventory, purchase goods and services, and access financial information which will contribute to funding budgeted line item expenses. If a company needs a special product or service, the Company will be a platform to secure those needs through our purchasing department. The Company understands corporate client needs and focuses on providing those services professionally.

         Helping small and mid-sized businesses is the Company's specialty, with the focus on building sales volumes and providing many business products and services. The Company will be the most useful business marketing and spending tool our clients have.

         Another strength of the Company is that individual consumers can also turn to us for their various needs and receive the same speed and efficiency as a large corporation would. By working with the Company, any individual or business will be able to find everything from automobiles to zoom lenses.

         WHEN  USED IN THIS  PROSPECTUS,  THE  WORDS  "FORECASTS,"  "ESTIMATES,"
"PROJECTIONS" AND OTHER SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION


HISTORY AND PLAN OF OPERATION

         Reciprocal trade, or barter, refers to the exchange of goods and services without the use of cash. Barter trading programs have been designed to overcome the problems and restrictions of simple barter or contra-arrangements. These programs rely on trade exchanges to facilitate barter transactions between members of the trading program. Acting as a clearing-house, a trade exchange enables trade between any two participants without the need for a direct exchange. However, this form of trade often suffers from a lack of flexibility. Goods traded between two parties are not always of equal value, and a trader may not necessarily want to trade for the particular goods that another trader wants to exchange.

         We have filed our UFOC and we are approved to sell franchises in 11 states as of this date. We will expand as our barter membership and our sale of franchises take place. We do not have to expend our capitol and will add employees as we raise the funds. We do not believe that we will have to raise additional funds in the next 12 months.

         We have entered into a ten (10) year debit before the payable agreement with American Exchange Inc. to use their client base and computer software and alsof or the exclusive use of their operating name American Exchange Network
(AEN). In return we will pay AEN 3% of the gross income from transaction fees.




BARTER AMERICAS, INC.

         The BARTER AMERICAS, INC. program has been developed to overcome these challenges and deliver financial benefits to a wide variety of businesses of all sizes.

         BARTER AMERICAS, INC. provides the following benefits for businesses:

         -        Increased sales
         -        Reduced cash expenses
         -        Increased profit
         -        Competitive advantage
         -        No accounts receivable
         -        No bad debt
         -        Full record system
         -        Access to unique Internet tools

BARTER AMERICAS, INC. will create a national market place using a single barter currency - Trade Dollars.

The Short-term Objectives of BARTER AMERICAS, INC. are:

         -        Establishing a membership base in the USA
         - Maximizing profit impact of BARTER AMERICAS, INC.-operated office.
         - Develop additional BARTER AMERICAS, INC. independently owned and operated franchises in the United States
         -        Combining and streamlining operations of acquired exchanges
         -        Installation of new software/operating systems
         -        Establishing Internet platform for national trade exchange
         -        Implementation of franchise support structures
         -        Establishing Auction and Fixed Price sales on Internet site.

Mid-term Objectives of BARTER AMERICAS, INC.

         - Strategic  acquisitions  of other barter  exchanges and  brokerages
         - Establishing a national network which will allow trading across the country
         - Consolidating the franchise program

MATERIAL TRANSACTIONS BETWEEN THE COMPANY AND ITS MANAGEMENT

         There were no direct or indirect material transactions between the Company and its officers, directors, and affiliates or their immediate family members in the past two years and none are anticipated in the future.



                              CERTAIN TRANSACTIONS

                             HISTORY OF TRANSACTIONS

         Barter Americas, Inc. was incorporated as a Nevada corporation on December 22, 2005.



             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS


Currently there is no public trading market for our securities.


         The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:


         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:



         o obtain financial information and investment experience and objectives of the person; and

         o make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:



         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.


         Disclosure also has to be made about the risks of investing in penny stocks in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.



                             EXECUTIVE COMPENSATION



         The Company's officers and directors do not receive compensation from the company. The company's officers are not compensated at this time.

                       LIMITATION OF DIRECTORS' LIABILITY

         The Company's Amended and Restated Articles of Incorporation eliminate, to the fullest extent permitted by the Nevada General Corporation Laws, the personal liability of the Company's directors for monetary damages for breaches of fiduciary duty by such directors. However, the Company's Amended and Restated Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for:



         o        acts or omissions which involve intentional misconduct;



         o        fraud or a knowing violation of the law; or



         o        unlawful corporate distributions.



This provision of the Amended and Restated Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors who are protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations because stockholders are often unaware of a transaction or an event prior to board action in respect of such transaction or event. In these cases, the stockholders could be injured by a board's decision and have no effective remedy.



           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

           AND FINANCIAL DISCLOSURE CHANGES IN AND DISAGREEMENTS WITH

               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE



         None.





                                  LEGAL MATTERS

         Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon for us by T. Alan Owen, Attorney at Law, of Arlington, Texas.

                                     EXPERTS

         The financial statements for the period from December 22, 2005 (inception) through December 31, 2005, included in this registration statement, have been included in reliance upon the report of King, King, Alleman & Jensen, Certified Public Accountants, given on the authority of said firm as experts in auditing and accounting.



                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         As of this date, the expenses for issuance and distribution have been the professional fees discussed under Use of Proceeds and printing costs.



                     RECENT SALES OF UNREGISTERED SECURITES

         1,000,000 shares of unregistered securities have been issued as described under Principal Shareholders. Such shares are valued at .05 each and are exempt from registration under Rule 144.

                                  UNDERTAKINGS

          As of the date of this filing, there have been no fundamental changes in the prospectus, no additional or changed material information on the plan of distribution and no post-effective amendment has been filed.

                              BARTER AMERICAS, INC.

                          (A Development Stage Company)



                        INDEX TO THE FINANCIAL STATEMENTS

                                INDEX TO EXHIBITS

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, Arkansas, on the 8th day of August, 2006.


                                            BARTER AMERICAS, INC.
                                            a Nevada corporation


                                            By:  /s/  Harold Rice
                                                 -----------------------
                                                  Harold Rice, President


         This registration statement has been signed by the following persons in the capacities and on the dates indicated below.

         Signature                      Title                     Date
         ---------                      -----                     ----


            /s/ Harold Rice             President and             August 8, 2006
         -----------------------------  Director
         Harold Rice


            /s/ John A. Miller          Director                  August 8, 2006
         -----------------------------
         John A. Miller


            /s/ Theodore R. Staren      Director                  August 8, 2006
         -----------------------------
         Theodore R. Staren


            /s/ Katherine Wilkerson     Secretary, Treasurer,     August 8, 2006
         -----------------------------  and Director
         Katherine Wilkerson

                              FINANCIAL STATEMENTS

                                     KKA&J

                          KING, KING, ALLEMAN & JENSEN
                          ----------------------------
                            Accountancy Corporation


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Barter Americas, Inc.
Fayetteville, AR


         We have audited the accompanying balance sheet of Barter Americas Inc. (a development stage company) (The Company) as of December 31, 2005 and the related statements of loss, retained deficit, and cash flows for the nine day period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barter Americas Inc. as of December 31, 2005, and the results of its operations and cash flows for the nine days then ended in conformity with accounting principles generally accepted in the United States of America.



                                        /s/  King, King, Alleman & Jensen
                                        ---------------------------------
                                             King, King, Alleman & Jensen

                                        March 3, 2006






303 North Glenoaks Boulevard, Suite 750, Burbank, California 91502  (818)
848-5585   o   (888)837-9321

                             BARTER AMERICAS, INC.
                         (A Development Stage Company)
                                  BALANCE SHEET
                            As of December 31, 2005


                                     ASSETS

Current Assets
   Cash                                                          $       50,000
                                                                 --------------

      Total Assets                                               $       50,090
                                                                 ==============


                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES


      Total Liabilities                                                     -
                                                                 --------------


Stockholders' equity:
   Common stock, $0.001 par value, 50,000,000 shares
    authorized, 1,000,000 shares issued and outstanding                  50,100
   Retained (deficit)                                                       (10)
                                                                 --------------

      Total Stockholders' Equity                                         50,090
                                                                 --------------

      Total Liabilities and Stockholders' equity                 $       50,090
                                                                 ==============




                 See accompanying notes to financial statements

                              BARTER AMERICAS, INC.
                         (A Development Stage Company)
                     Statement of Loss and Retained Deficit
                 For the Nine Day Period Ended December 31, 2005


Sales                                                            $          -


Cost of sales                                                               -
                                                                 --------------

General and administrative expenses:
  Bank charges                                                              10
                                                                 --------------

  Total general and administrative expenses                                 10
                                                                 --------------

Net (loss)                                                                 (10)

Retained deficit, beginning of year                                         -
                                                                 --------------

                                                                 $         (10)
                                                                 ==============


                 See accompanying notes to financial statements



                              BARTER AMERICAS, INC.
                         (A Development Stage Company)
                     Statement of Loss and Retained Deficit
                 For the Nine Day Period Ended December 31, 2005



                                                   Number of       Value of       Retained             Total
                                                Common Shares   Common Stock   Earnings(Deficit)      Equity
                                                -------------   ------------   -----------------      ------------

Beginning balance on December 22, 2005                    -              -                   -              -

Issuance of common stock for cash               $1,000,000.00   $   50,100.00                -        $  50,100.00

Loss for the nine days ended December 31, 2005              -            -     $          (10.00)     $        (10)
                                                -------------   -------------  -----------------      ------------

Ending balance on December 31, 2005             $1,000,000.00   $   50,100.00  $          (10.00)     $  50,090.00
                                                =============   =============  =================      ============








                 See accompanying notes to financial statements

                              BARTER AMERICAS, INC.
                         (A Development Stage Company)
                             Statement of Cash Flows
                 For the Nine Day Period Ended December 31, 2005



Cash flows from operating activities:
  Net (loss)                                                     $         (10)
                                                                 -------------

    Net cash (used) by operating activities                                (10)
                                                                 -------------


Cash flows from financing activites:
  Issuance of capital stock                                             50,100
                                                                 -------------

    Net cash provided by financiang activities                          50,100
                                                                 -------------

    Increase in cash                                                    50,090

Cash at beginning of year                                                  -
                                                                 -------------

Cash at end of year                                              $      50,090
                                                                 =============









                 See accompanying notes to financial statements

                              BARTER AMERICAS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2005


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


      Nature of Business
      ------------------

      Barter Americas, Inc. (the Company) was incorporated in the state of Nevada on December 22, 2005. The Company plans to operate as a seller of barter exchange franchises within the North American Continent. As of the date of these financial statements, the Company had not engaged in any ongoing operations.

      Income Taxes
      ------------

      The Company, a Nevada Corporation, is subject to federal income taxes. During the year ended December 31, 2005, the company had no taxable income.

      Cash
      ----

      The Company considers deposits with financial institutions with maturities of three months or less to be cash equivalents.